Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

This Amendment (this “Amendment”) is entered into as of June 6, 2011 by and among Corn Products International, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, National Association, individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A.                                   The Borrower, the Administrative Agent and the lenders party thereto (the “Lenders”) are party to that certain Revolving Credit Agreement dated as of September 2, 2010, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of September 29, 2010 (as so amended, the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.                                     The Borrower, the Administrative Agent and the Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.                                       Amendments to Credit Agreement.  Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a)                                  The definition of “Maturity Date” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means June 6, 2014.

(b)                                 Schedule 1.01 to the Credit Agreement is hereby amended and replaced with Schedule 1.01 attached hereto.

2.                                       Representations and Warranties of the Borrower.  The Borrower represents and warrants that as of the date hereof:

(a)                                  The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

(b)                                 Each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Credit Document for purposes thereof) is true and correct in all material respects on and as of the date hereof as if made on such date, except any such representation or warranty that expressly relates to or is made expressly as of a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects with respect to or as of such specific earlier date; and

(c)                                  Immediately prior to, and giving effect to this Amendment, no Default has occurred and is continuing.

3.                                       Effective Date.  This Amendment shall become effective on the date (the “Effective Date”) upon which all of the following conditions have been satisfied:

(a)                                  the execution and delivery hereof by the Borrower, the Administrative Agent and each Lender;

(b)                                 the Administrative Agent shall have received from each  Participant entitled to vote on this amendment pursuant to the proviso to the second sentence of Section 9.04(c) a consent hereto in form and substance satisfactory to the Administrative Agent; and

(c)                                  the Borrower shall have paid (i) to the Administrative Agent for the benefit of each Lender executing this Amendment an amendment fee equal to 0.05% of such Lender’s Commitment determined as of the Effective Date and (ii) to the Administrative Agent for its own account any other separately agreed fees relating hereto, which fees shall be deemed fully earned and non-refundable on the Effective Date.

4.                                       Reference to and Effect Upon the Credit Agreement.

(a)                                  Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)                                 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.                                       Costs and Expenses.  The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

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6.                                       Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7.                                       Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.                                       Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or by electronic mail shall be effective as delivery of manually executed counterpart hereof.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

CORN PRODUCTS INTERNATIONAL, INC.

By:	/s/ Cheryl K. Beebe
Name: Cheryl K. Beebe
Title: Executive Vice President and Chief Financial Officer

By:	/s/ Kimberly A. Hunter
Name: Kimberly A. Hunter
Title: Corporate Treasurer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Dana J. Moran
Name: Dana J. Moran
Title: Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ David L. Catherall
Name: David L. Catherall
Title: Director

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

CITIBANK, N.A.

By:	/s/ Munira Musadek
Name: Munira Musadek
Title: Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

BANK OF MONTREAL

By:	/s/ Robert H. Wolohan
Name: Robert H. Wolohan
Title: Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

COBANK, ACB

By:	/s/ Alan V. Schuler
Name: Alan V. Schuler
Title: Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

AGFIRST FARM CREDIT BANK

By:	/s/ Neda K. Beal
Name: Neda K. Beal
Title: Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH

By:	/s/ Matias Crucos
Name: Matias Crucos
Title: Senior Relationship Banker

By:	/s/ Julio Ojea Quintana
Name: Julio Ojea Quintana
Title: Industry Head

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

FIFTH THIRD BANK

By:	/s/ Joseph A. Wemhoff
Name: Joseph A. Wemhoff
Title: Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

ING CAPITAL LLC

By:	/s/ James Latimer
Name: James Latimer
Title: Managing Director

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

LLOYDS TSB BANK PLC

By:	/s/ Jonathan Eng
Name: Jonathon Eng
Title: Vice President Corporate Banking USA

By:	/s/ Charles S. Foster
Name: Charles S. Foster
Title: Managing Director

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

MIZUHO CORPORATE BANK (USA)

By:	/s/ Robert Gallagher
Name: Robert Gallagher
Title: Senior Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Jon R. Hinard
Name: Jon R. Hinard
Title: Senior Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERNLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH

By:	/s/ Peter Glawe
Name: Peter Glawe
Title: Executive Director

By:	/s/ Andrew Sherman
Name: Andrew Sherman
Title: Managing Director

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Kathleen D. Schurr
Name: Kathleen D. Schurr
Title: Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Daniel Van Aken
Name: Daniel Van Aken
Title: Director

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Kenneth M. Blackwell
Name: Kenneth M. Blackwell
Title: Senior Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

COMERICA BANK

By:	/s/ Brandon Welling
Name: Brandon Welling
Title: Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

GREENSTONE FCS

By:	/s/ Alfred S. Compton Jr.
Name: Alfred S. Compton Jr.
Title: SVP/Managing Director

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

HSBC BANK USA, N.A.

By:	/s/ Graeme Robertson
Name: Graeme Robertson
Title: Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

SCOTIABANC INC.

By:	/s/ J.F. Todd
Name: J.F. Todd
Title: Managing Director

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

THE NORTHERN TRUST COMPANY

By:	/s/ Keith L. Burson
Name: Keith L. Burson
Title: Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

BANK OF CHINA, NEW YORK BRANCH

By:	/s/ Shiqiang Wu
Name: Shiqiang Wu
Title: General Manager, U.S.A

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

THE BANK OF NEW YORK MELLON

By:	/s/ John T. Smathers
Name: John T. Smathers
Title: First Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

BANK OF CHINA, LOS ANGELES

By:	/s/ Haiyong Yang
Name: Haiyong Yang
Title: Vice President

Signature Page to Amendment No. 2 to

Revolving Credit Agreement

Schedule 1.01

PRICING SCHEDULE

APPLICABLE RATE	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS
Eurocurrency Spread	1.00%	1.25%	1.50%	1.75%
ABR Spread	0.00%	0.25%	0.50%	0.75%
Commitment Fee Rate	0.175%	0.20%	0.225%	0.25%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 5.01 of this Agreement.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 2.00 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 3.00 to 1.00.

“Level IV Status” exists at any date if the Borrower has not qualified for Level I Status, Level II or Level III Status.

“Status” means Level I Status, Level II Status, Level III Status or Level IV Status.

The Applicable Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials.  Adjustments, if any, to the Applicable Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials.  If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to the Credit Agreement, then the Applicable Rate shall be the highest Applicable Rate set forth in the foregoing table until five Business Days after such Financials are so delivered.  From and after the “Effective Date” of Amendment No. 2 to this Agreement, until adjusted following delivery of Financials for the fiscal quarter ending June 30, 2011, Level II Status shall be deemed to exist.